Exhibit 24.1

Alabama Power Company

600 North 18th Street

Birmingham, Alabama 35291

Tel 205.257.1000

October 26, 2007

Thomas A. Fanning The Southern Company 30 Ivan Allen Jr. Blvd, N.W. Atlanta, Georgia 30308	Wayne Boston Southern Company Services, Inc. 241 Ralph McGill Blvd. NE Atlanta, Georgia 30308-3374

Dear Sirs:

Alabama Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount or number of any of the following securities: preference stock, depositary preference shares, preferred stock and debt instruments or any combination of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

Alabama Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Alabama Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Alabama Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly, ALABAMA POWER COMPANY By /s/Charles D. McCrary Charles D. McCrary President and Chief Executive Officer

/s/Whit Armstrong Whit Armstrong	/s/David M. Ratcliffe David M. Ratcliffe
/s/David J. Cooper, Sr. David J. Cooper, Sr.	______________________________ C. Dowd Ritter
/s/John D. Johns John D. Johns	/s/James H. Sanford James H. Sanford
/s/Patricia M. King Patricia M. King	/s/John Cox Webb, IV John Cox Webb, IV
/s/James K. Lowder James K. Lowder	/s/James W. Wright James W. Wright
/s/Charles D. McCrary Charles D. McCrary	/s/Art P. Beattie Art P. Beattie
/s/Malcolm Portera Malcolm Portera	/s/Philip C. Raymond Philip C. Raymond
/s/Robert D. Powers Robert D. Powers

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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RESOLVED: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement or Statements under the Securities Act of 1933 with respect to the issue and sale of preference stock, depositary preference shares, preferred stock and debt instruments and of amending such Registration Statement or Statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement or Statements become effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston in substantially the form of power of attorney presented to this meeting.

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The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on October 26, 2007, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: January 8, 2008	ALABAMA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary